UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2009

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Medication Services Group Sale

On March 9, 2009, Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts-Misys”) announced that Allscripts, LLC (“Allscripts”), a wholly-owned subsidiary of Allscripts-Misys, entered into an Asset Purchase Agreement (the “Sale Agreement”) with A-S Medication Solutions LLC (“Buyer”), pursuant to which Allscripts has agreed to sell to Buyer certain assets comprising Allscripts’ Medication Services business (the “Assets”). The Medication Services business provides point-of-care medication management and medical supply services and solutions for physicians and other healthcare providers. A copy of the press releases issued by Allscripts-Misys announcing the entry into the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under terms of the Purchase Agreement, Allscripts will receive $8 million in cash in its fiscal fourth quarter. In addition, pursuant to the marketing agreement described below, Allscripts is entitled to additional consideration of $18 million. The closing of the sale of the Assets is subject to customary closing conditions. At the closing, Allscripts is expected to enter into a services agreement pursuant to which it will agree to provide certain transition services to Buyer until December 31, 2009.

Marketing Agreement

At the closing of the sale of the Assets, Allscripts and Buyer have agreed to enter into a marketing agreement (the “Marketing Agreement”) pursuant to which Allscripts will provide Buyer with certain marketing and sales services. The Marketing Agreement calls for Allscripts to provide these services for an initial term of five years. Allscripts is entitled to receive fees of $3.6 million per year from A-S Medications in the initial five year term (the “Annual Fee”), in addition to an 8 percent commission on new sales generated under the marketing relationship. Allscripts’ entitlement to the Annual Fee survives the termination of the Marketing Agreement unless the Marketing Agreement is terminated as a result of Allscripts’ material breach of the Marketing Agreement that has a material and adverse effect on Buyer’s business and that is not cured within sixty (60) days or with the mutual consent of Allscripts and Buyer.

The amounts due to Allscripts under the Marketing Agreement will be secured by a lien on Buyer’s assets and, for the second through fifth years of the term, either, at Buyer’s option, a $3.6 million letter of credit which is required to be renewed annually or cash, certificates of deposit and cash equivalents equal in value to at least $3.6 million. The Annual Fee may be proportionally reduced in certain circumstances, but not by more than $1.2 million in any year, if a change in law or the interpretation thereof occurs in any of the top ten revenue producing states for the Medication Services business, which change or interpretation eliminates or materially restricts the ability of physicians to dispense drugs from their offices or makes it impractical to sell to a significant previously important physician base.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.
Exhibit 99.1	Press Release dated as of March 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Date: March 9, 2009	By:	/s/ Brian Vandenberg
Brian Vandenberg
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.
Exhibit 99.1	Press Release dated as of March 9, 2009